UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 7, 2008  (February 1, 2008)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Entry into Change in Control Severance Agreements

On February 1, 2008, Hertz Global Holdings, Inc. (“Hertz Holdings”) the indirect parent company of the Hertz Corporation (“Hertz” and, together with Hertz Holdings, the “Companies”) entered into Change in Control Severance Agreements (the “Agreements”) with officers and certain key management employees of Hertz Holdings and its subsidiaries, including Joseph Nothwang, Executive Vice President and President, Vehicle Rental and Leasing, The Americas and Pacific, Michel Taride, Executive Vice President and President, Hertz Europe, Ltd. and Elyse Douglas, Executive Vice President and Chief Financial Officer.  The following summary is qualified in its entirety by reference to the form of Agreement, a copy of which will be filed with Hertz Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The initial term of the Agreement ends on December 31, 2010 but is subject to successive automatic one-year extensions unless Hertz Holdings has given at least 15 months’ advance notice of non-extension.  In the event of a change in control during the term of the Agreement, the Agreement will remain in effect for two years following the change in control.

If a change in control occurs and the covered executive’s employment is terminated by the Companies without cause or by the covered executive with good reason (as these terms are defined in the Agreement), in either case within two years following the change in control, the covered executive will be entitled to the following payments and benefits:

•

A lump sum payment equal to a multiple (the “severance multiple”) of the covered executive’s base salary and bonus. The severance multiples are: for Messrs. Nothwang and Taride, 2.5 and for Ms. Douglas, 2.0. The bonus component of severance is determined by reference to the average actual bonuses paid to the covered executive for the three years prior to the year in which the termination occurs, or, for covered executives without a three-year bonus history, by reference to target levels.

•	A pro-rata target bonus for the year in which the termination occurs.

•	A number of years of additional age and service credit under Hertz’s supplemental retirement plan equal to the severance multiple.

•	Continued participation in the Companies’ medical, dental and other welfare benefit plans for a number of years equal to the severance multiple.

•	Outplacement services up to a maximum of $25,000.

The foregoing are intended to be in lieu of any other payments and benefits to be made in connection with a covered executive’s termination of employment while the Agreements are in effect.  Covered executives must execute a general release of claims against Hertz Holdings and its affiliates to receive the foregoing severance payments and benefits.  Hertz Holdings has separately agreed with Mr. Nothwang, that he has the right to terminate his employment on or before June 21, 2009 and receive the severance payments and benefits under the Agreement as if a change in control had occurred prior to the termination if Mr. Nothwang determines that certain of his job responsibilities have been adversely affected by recent operational changes.

In the event of a dispute over the Agreement, the covered executive is entitled to payment of his or her legal fees and expenses reasonably incurred so long as the covered executive prevails on at least one material claim in the dispute.  The Agreement also contains a full indemnification in the event that the covered executive is subject to golden parachute excise taxes under the Internal Revenue Code in connection with a change in control, except that the payments to the covered executive will be reduced (and the indemnification will not be paid) if the aggregate payments to the covered executive do not exceed specified thresholds.  The Agreement also contains customary confidentiality, noncompetition and nonsolicitation covenants.

A “change in control” is defined under the Agreement to include:

•	An acquisition of 50% or more of the voting power of Hertz Holdings’ voting securities;

•	The current board of directors of Hertz Holdings (and their approved successors) ceasing to constitute a majority of the board of directors;

•

Consummation of a merger or consolidation as a result of which the shareholders of Hertz Holdings immediately prior to the transaction cease to own, immediately following the transaction, more than 50% of the voting power of the resulting entity’s voting securities; and

•	The liquidation of Hertz Holdings or the sale or other disposition of all or substantially all of the assets of Hertz Holdings.

Notwithstanding the foregoing, an acquisition, merger or consolidation effected by or involving investment funds affiliated with (or other affiliates of) The Carlyle Group, Clayton, Dubilier & Rice, Inc. or Merrill Lynch Global Private Equity will not constitute a change in control.

2.             Adoption of Severance Plan for Senior Executives.

On February 1, 2008, Hertz Holdings adopted the Hertz Global Holdings, Inc. Severance Plan for Senior Executives (the “Plan”) to provide senior executives of the Companies who are selected to participate in the Plan with severance benefits upon certain terminations of employment.  Participants in the Plan include Gerald Plescia, Executive Vice President and President Hertz Equipment Rental Corporation, Messrs. Nothwang and Taride and Ms. Douglas.  The following summary is qualified in its entirety by reference to the Plan document, a copy of which will be filed with Hertz Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

If a Plan participant’s employment is terminated by Hertz Holdings or one of its subsidiaries for any reason other than cause, permanent disability (as these terms are defined in the Plan) or death, the participant will be entitled to the following payments and benefits:

•	A pro rata portion of the performance bonus that would have been payable to the participant under Hertz Holdings’ annual incentive plan.

•

An amount equal to a multiple (the “severance multiple”), based on the participant’s position, of the participant’s base salary and bonus, payable in equal installments over a period of whole and/or partial years equal to the severance multiple. The severance multiples are: for Messrs. Plescia, Nothwang and Taride, 2 and for Ms. Douglas, 1.5. The bonus component of severance is determined by reference to the average actual bonuses paid to the participant for the three years prior to the year in which the termination occurs, or, for participants without a three-year bonus history, by reference to the average actual bonus the participant received in the most recent years or if a participant has not had an opportunity to earn or be awarded one full year’s bonus as of his termination of employment, the participant’s target bonus for the year of termination.

•	Continued participation in the Companies’ medical, dental and other welfare benefit plans for a number of years equal to the severance multiple.

•	Outplacement services up to a maximum of $25,000.

Participants must execute a general release of claims against Hertz Holdings and its affiliates to receive the foregoing severance payments and benefits.  The Plan contains customary confidentiality, noncompetition, nonsolicitation and nondisparagement covenants.  If a participant is entitled to severance payments and benefits under the Plan and a Change in Control Agreement, payments and benefits will be made under the Change in Control Agreement rather than the Plan.

The Plan will be administered by one or more individuals appointed by the compensation committee of the board of directors of Hertz Holdings or (in the absence of an appointment) by the Senior Vice President of Human Resources.  The Plan may be amended or terminated at any time other than with respect to participants then receiving payments and benefits under the Plan.

SIGNATURES

Pursant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	S.V.P., General Counsel & Secretary

Date: February 7, 2008